EXHIBIT 21

SUBSIDIARIES OF STATE FINANCIAL SERVICES CORPORATION

                                                                     State of
Subsidiary Name                                                    Incorporation
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State Financial Bank, National Association                           Wisconsin

Hales Corners Development Corporation (1)                            Wisconsin

Hales Corners Investment Corporation (1)                              Nevada

State Financial Insurance Agency (1)                                 Wisconsin

State Financial Funding Corporation (1)                               Nevada

State Financial Real Estate Investment Corporation (2)               Wisconsin
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(1)  Subsidiary of State Financial Bank, N.A.
(2)  Subsidiary of State Financial Funding Corporation